UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 27, 2014

ARROW ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

NEW YORK	1-4482	11-1806155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7459 SOUTH LIMA STREET, ENGLEWOOD, CO 80112
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (303) 824-4000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

Effective February 27, 2014, Jeff Pinkerman resigned as Vice President, Corporate Controller, and Chief Accounting Officer of Arrow Electronics, Inc. (the “Company”), in order to take up a position as Chief Financial Officer with another company.

Effective as of Mr. Pinkerman’s resignation, Paul J. Reilly, the Company’s Executive Vice President of Finance and Operations and Chief Financial Officer, will serve as interim Chief Accounting Officer until a permanent replacement is appointed.

Mr. Reilly, age 57, was appointed Executive Vice President of Finance and Operations of the Company in May 2009. Prior to being so appointed, Mr. Reilly served as Senior Vice President of the Company from May 2005 to May 2009. He has been Chief Financial Officer of the Company for more than five years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2014

ARROW ELECTRONICS, INC.

By:	/s/ Peter S. Brown
Name:	Peter S. Brown
Title:	Senior Vice President and General Counsel